For the semi-annual period ended March 31, 2002.
File number 811-3084
Prudential Small Company Fund, Inc.

	SUB-ITEM 77 0

	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

Ia.

1.	Name of Issuer
     AirGate PCS

2.	Date of Purchase
     12/13/2001

3.	Number of Securities Purchased
      24,300

4.	Dollar Amount of Purchase
      $1,215,000

5.	Price Per Unit
      $50.00

6.	Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:
C.S. First Boston

7.	Other Members of the Underwriting Syndicate

		Credit Suisse First Boston Corp.
		Lehman Brothers Inc.
		UBS Warburg LLC
		William Blair & Company, LLC
		Thomas Weisel Partners LLC
		TD Securities (USA) Inc.
		Robert W. Baird & Co. Incorporated
		A.G. Edwards & Sons, Inc.
		Gabelli & Company, Inc.
		Hibernia South Coast Capital, Inc.
		Invemed Associates LLC
		C.L. King & Associates, Inc.
		Legg Mason Wood Walker, Incorporated
		Prudential Securities
		Sanders Morris Harris
		SunTrust Capital Markets, Inc.








































Ib.

1.	Name of Issuer
     dj Orthopedics, Inc.

2.	Date of Purchase
     11/14/2001

3.	Number of Securities Purchased
      228,400

4.	Dollar Amount of Purchase
      $3,882,800

5.	Price Per Unit
      $17.00

6.	Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:
Goldman Sachs

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		J.P. Morgan Securities Inc.
		UBS Warburg LLC
		U.S. Bancorp Piper Jaffray Inc.
		First Union Securities, Inc.
		William Blair & Company, LLC
		Epoch Securities, Inc.
		FAC/Equities, a division of First Albany Corporation Prudential Securities Corporation
		Stephens Inc.
		.









Ic.

1.	Name of Issuer
     Markel Corporation

2.	Date of Purchase
     11/15/2001

3.	Number of Securities Purchased
      17,100

4.	Dollar Amount of Purchase
      $3,137,850

5.	Price Per Unit
      $183.50

6.	Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:
Goldman Sachs

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Merrill Lynch, Pierce, Fenner & Smith
		Salomon Smith Barney Inc.
		Advest, Inc.
		Cochran, Caronia Securities LLC
		Ferris, Baker Watts, Incorporated
		BB&T Capital Markets/Scott & Stringfellow, Inc.
		Davenport & Company LLC
		Dowling & Partners Securities, LLC
		Epoch Securities, Inc.
		Fox-Pitt, Kelton Inc.
		Janney Montgomery Scott LLC
		J.P. Morgan Securities Incorporated
		Prudential Securities Corporation
		Sandler O'Neil & Partners, L.P.
		SunTrust Capital Markets, Inc.


		.



Id.

1.	Name of Issuer
     Netscreen Technologies Inc.

2.	Date of Purchase
     12/12/2001

3.	Number of Securities Purchased
      44,400

4.	Dollar Amount of Purchase
      $710,400

5.	Price Per Unit
      $16.00

6.	Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased:
Goldman Sachs; J.P. Morgan

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		J.P. Morgan Securities Incorporated
		UBS Warburg LLC
		First Union Securities, Inc.
		Needham & Company, Inc.
		Pacific Crest Securities
		Prudential Securities Incorporated
		Salomon Smith Barney Inc.
		SoundView Technology Corporation







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